UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2023

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in our Current Report on Form 8-K filed on April 3, 2023, Oblong, Inc. (the “Company”) consummated a private placement transaction with certain investors on March 31, 2023. Pursuant to the terms of the Securities Purchase Agreement dated as of March 30, 2023 (the “Purchase Agreement”) by and among the Company and the investors named therein and entered into in connection with the private placement, two members of the Company’s board of directors (the “Board”) shall resign following receipt of stockholder approval for the issuance of shares as contemplated under the Purchase Agreement (the “Issuance Proposal”), and the lead investor has the right to recommend two individuals to be appointed as directors of the Company in place of the two resigning directors, subject to the approval of the Nominating Committee of the Board.

As previously reported in our Current Report on Form 8-K filed on May 18, 2023, the Company held a special meeting of stockholders on May 18, 2023 at which stockholders approved the Issuance Proposal. On May 28, 2023, each of James Lusk and Matthew Blumberg submitted to the Board a notice of resignation as a director of the Company, with such resignation to be effective immediately. Neither the resignation of Mr. Lusk nor Mr. Blumberg was a result of any disagreement with the Company regarding any matter relating to its operations, policies or practices.

On May 29, 2023, upon the recommendation of such lead investor and the approval of the Nominating Committee, the Board appointed Jonathan Schechter and Robert Weinstein as directors of the Company to fill the vacancies created by the resignation of Messrs. Lusk and Blumberg. Additionally, the Board appointed Mr. Schechter as a member of both the Compensation Committee and Audit Committee of the Board and Mr. Weinstein as a member of both the Nominating Committee and Audit Committee of the Board. The Company expects that each of Messrs. Schechter and Weinstein will stand for election as a director by the Company’s stockholders at the 2023 Annual Meeting of the Company’s stockholders.

There are no transactions involving the Company and any of Messrs. Schechter or Weinstein that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On May 30, 2023, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Schechter and Mr. Weinstein to the Board to fill the vacancies created by the resignation of Messrs. Lusk and Blumberg.

The above description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Oblong, Inc. dated May 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OBLONG, INC.

Date: May 30, 2023                    By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO